UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 17, 2006
Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Alaskan Way, Suite 200 Seattle, Washington (Address of Principal Executive Offices)		98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 336-5400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant
Item 5.02. Departure of Director
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6

Item 1.01. Entry into a Material Definitive Agreement.
On November 17, 2006, Stonepath Holdings (Hong Kong) Limited (“Stonepath Holdings”), a wholly-owned subsidiary of Stonepath Group, Inc. (the “Company”), entered into a Debt Restructuring Agreement (the “Agreement”) with SBI Brightline, LLC, a Delaware limited liability company (“SBI”) and Hong Kong League Central Credit Union, a Hong Kong credit union (“HKCCLU,” together with SBI, the “Subscribers”), pursuant to which, among other things, Stonepath Holdings agreed to issue secured notes to the Subscribers in the aggregate principal amount of $7,030,000 (the “Notes”) in exchange for the release by the Subscribers of all claims of indebtedness against Stonepath Holdings in the aggregate amount of $7,030,000 (the “Indebtedness”).
In accordance with the Agreement, on November 17, 2006 (the “Issue Date”), Stonepath Holdings issued the Notes to the Subscribers pursuant to an Instrument (the “Instrument”) with and on the terms and conditions set forth in the Instrument. The Notes bear interest from the Issue Date at 11% per annum and mature June 30, 2008 (the “Maturity Date”). Interest on the Notes is payable monthly in arrears in cash commencing on November 30, 2006 (each date of payment, a “Payment Date”); provided that, for the first four months from the Issue Date, the payment of interest is restricted to 5.5% per annum with the remaining 5.5% per annum to be deferred until the fourth Payment Date. At its option, Stonepath Holdings may prepay the Notes without penalty. The Notes shall become immediately due and payable upon the occurrence of an event of a default under the Instrument.
The Notes are secured by the shares of Stonepath Holdings pursuant to a share charge between the Company and SBI dated December 15, 2007 (the “Company Share Charge”) and the shares of certain subsidiaries of Stonepath Holdings pursuant to share charges between Stonepath Holdings and SBI dated November 17, 2006, December 28, 2006 and December 28, 2006 (the “HK Share Charge,” the “Malaysia Share Charge” and the “Singapore Share Charge” respectively). The collateralization of certain additional shares held by Stonepath Holdings contemplated by the Agreement and Instrument has not yet been completed.
The foregoing description of the Agreement, the Instrument, the Company Share Charge, the HK Share Charge, the Malaysia Share Charge and the Singapore Share Charge does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Instrument, the Company Share Charge, the HK Share Charge, the Malaysia Share Charge and the Singapore Share Charge, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.
The information provided in Item 1.01 above regarding the Company’s direct financial obligations is incorporated by reference in this Item 2.03.
Item 5.02. Departure of Director.
Rob McCord resigned his position as director of the Company effective January 30, 2007. Subsequent to Mr. McCord’s resignation, there have been additional changes in the composition of the Company’s Board of Directors, as disclosed under Item 5.02 in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 15, 2007.
Item 9.01. Financial Statements and Exhibits.
(d)

10.1	Debt Restructuring Agreement dated November 17, 2006 between Stonepath Holdings (Hong Kong) Limited, SBI Brightline, LLC and Hong Kong League Central Credit Union
10.2	Instrument constituting the 11% Secured Notes of Stonepath Holdings (Hong Kong) Limited in an aggregate principal amount of up to US$7,200,000 dated November 17, 2006
10.3	Share Charge dated December 15, 2007
10.4	Share Charge dated November 17, 2006
10.5	Share Charge dated December 28, 2006
10.6	Share Charge dated December 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.

Date: February 28, 2007	By:	/s/ Robert Arovas Name: Robert Arovas
Title: Chief Executive Officer

EXHIBIT INDEX

10.1	Debt Restructuring Agreement dated November 17, 2006 between Stonepath Holdings (Hong Kong) Limited, SBI Brightline, LLC and Hong Kong League Central Credit Union
10.2	Instrument constituting the 11% Secured Notes of Stonepath Holdings (Hong Kong) Limited in an aggregate principal amount of up to US$7,200,000 dated November 17, 2006
10.3	Share Charge dated December 15, 2007
10.4	Share Charge dated November 17, 2006
10.5	Share Charge dated December 28, 2006
10.6	Share Charge dated December 28, 2006